UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2021

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03. Material Modification of Rights of Security Holders.

Reference is hereby made to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Cottonwood Communities, Inc. (the “Company,” “CCI,” “we,” “our,” and “us”) on February 1, 2021, disclosing, among other items, that the Company entered into an Agreement and Plan of Merger, dated January 26, 2021 (the “Merger Agreement”), by and among the Company, Cottonwood Communities O.P., LP (“CCOP”), Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Cottonwood Residential II, Inc. (“CRII”) and Cottonwood Residential O.P., LP (“CROP”), pursuant to which CRII will merge with and into Merger Sub, with Merger Sub surviving as a direct wholly owned subsidiary of the Company (the “REIT Merger”) and CCOP will merge with and into CROP with CROP surviving such merger.
In connection with the transactions contemplated by the Merger Agreement, on March 29, 2021, the Company filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) Articles Supplementary classifying authorized but unissued preferred stock as shares of Series 2016 Preferred Stock (the “Series 2016 Preferred Stock”) and Articles Supplementary classifying authorized but unissued preferred stock as shares of Series 2017 Preferred Stock (the “Series 2017 Preferred Stock”). Pursuant to the terms of the Merger Agreement, the Series 2016 Preferred Stock and the Series 2017 Preferred Stock are to be issued as merger consideration to holders of CRII preferred stock at the effective time of the REIT Merger. The terms of the Series 2016 Preferred Stock and the Series 2017 Preferred Stock have been previously described in the section entitled “Description of Capital Stock – Preferred Stock” of the Registration Statement on Form S-4 (File No. 333- 252697) filed with the SEC by the Company on February 3, 2021, as amended, which section is hereby incorporated by reference.
Upon issuance, the Series 2016 Preferred Stock and the Series 2017 Preferred Stock will rank, with respect to rights to receive dividends and to participate in distributions of payments in the event of a dissolution, liquidation or winding up of the affairs of the Company, on parity with the Series 2019 Preferred Stock of the Company and senior to shares of the common stock of the Company and to any other class of securities of the Company as designated as ranking junior to the Series 2016 Preferred Stock and Series 2017 Preferred Stock.

The foregoing description of the Series 2016 Preferred Stock and the Series 2017 Preferred Stock is qualified in its entirety by the full text of the Articles Supplementary for the Series 2016 Preferred Stock and the Articles Supplementary for the Series 2017 Preferred Stock, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Preferred Stock Articles Supplementary
On March 29, 2021, the Company filed with the SDAT the Articles Supplementary for the Series 2016 Preferred Stock and the Articles Supplementary for the Series 2017 Preferred Stock. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.
Also on March 29, 2021, the Company filed with the SDAT Articles Supplementary to classify and designate an additional 5,000,000 shares of authorized but unissued preferred stock as additional shares of Series 2019 Preferred Stock in connection with the decision by the board of directors of the Company to increase the offering size of the Company’s private offering to $100,000,000. There were no changes made to the preferences, limitations, powers and relative rights of the Series 2019 Preferred Stock. Additional information regarding the Series 2019 Preferred Stock and the related private offering is included under “Part 2 – Other Information, Item 5. Other Information” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. The foregoing description of the Articles Supplementary for the Series 2019 Preferred Stock is qualified in its entirety by the full text of the Articles Supplementary for the Series 2019 Preferred Stock, which are filed herewith as Exhibit 3.3 and incorporated by reference into this Item 5.03.
The Articles Supplementary for each series of preferred stock were effective upon filing.

Common Stock Articles of Amendment and Articles Supplementary
In connection with proposed changes to the plan of distribution for the initial public offering of the Company, on March 31, 2021, the Company filed Articles of Amendment and Articles Supplementary with the SDAT. The Articles of Amendment change the designation of the Class T Common Stock of the Company to Class TX Common Stock and rename the currently issued and outstanding shares of Class T Common Stock as Class TX Common Stock. No other changes to the Class T Common Stock were effected by the filing of the Articles of Amendment.
The Articles Supplementary redesignate certain existing classes of common stock into Class T, Class D and Class I shares of common stock. The newly designated shares of common stock have identical rights and preferences as the Class A Common Stock and newly designated Class TX Common Stock (formerly Class T), except as set forth below.
Conversion
Each of the Class D and Class T shares will convert into Class I shares. Such conversion will occur at the end of the month in which the dealer manager, in conjunction with the transfer agent, determines that total underwriting compensation paid with respect to all Class D or Class T shares, as applicable, held by such stockholder within such account would equal or exceed, in the aggregate, 9.0% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the aggregate purchase price of all such shares purchased in a primary offering. At the end of such month, each such share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
If not already converted into Class I shares upon a determination that total underwriting compensation paid with respect to such shares would exceed the 9.0% limit described above, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which the Company, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Distributions
The per share amount of any distributions for any class of common stock of the Company relative to the other classes will be as determined in the most recent multiple class plan to be adopted by the board of directors.

We expect that our Class T, Class D and Class I shares will have different combinations of upfront and deferred selling commissions and other fees payable to our dealer manager and participating broker-dealers as will be described in our prospectus for the initial public offering. The payment of class-specific expenses may result in different amounts of distributions being paid with respect to each class of shares to the extent such expenses are borne by purchasers of such shares.

Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds thereof, will be distributed among the holders of Class I, Class A and Class TX shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV, then any such excess will be distributed to holders of our Class I, Class A, and Class TX Class shares ratably in proportion to the respective NAV for each class.
The Articles of Amendment and the Articles Supplementary were effective upon filing. Following the reclassification and designation of the Shares pursuant to the Articles Supplementary, the total numbers of shares of Class A Common Stock, Class D Common Stock, Class I Common Stock, Class T Common Stock and Class TX Common Stock which the Company has authority to issue are 125,000,000, 275,000,000, 275,000,000, 275,000,000, and 50,000,000, respectively. There has been no increase in the authorized shares of stock of the Company effected by the Articles Supplementary.
The foregoing summary of the material terms of the Articles of Amendment and the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles of Amendment and the Articles Supplementary, which are filed herewith as Exhibits 3.4 and 3.5, respectively, and incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Articles Supplementary – Series 2016 Preferred Stock
3.2	Articles Supplementary – Series 2017 Preferred Stock
3.3	Articles Supplementary – Series 2019 Preferred Stock
3.4	Articles of Amendment – Class TX Common Stock
3.5	Articles Supplementary – Class D, Class I and Class T Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	Chief Executive Officer

Date:   April 2, 2021